AMENDMENT NO. 2 TO

PETROSONIC ENERGY, INC.

CONVERTIBLE DEBENTURE

This Amendment No. 2 to Petrosonic Energy, Inc. Convertible Debenture (“Amendment No. 2”) is made on this 5th day of June 2014 by and between Petrosonic Energy, Inc. (the “Company”) and Art Agolli (the “Holder”) based on the following:

RECITALS

A. On June 6, 2012, the Company issued to the Holder the Petrosonic Energy, Inc. Convertible Debenture (the “Debenture”) in the face amount of CDN$200,000.

B. Pursuant to the Debenture, the payment due date was to be June 6, 2013.

C. On June 5, 2013 the payment due date was extended to June 6, 2014 pursuant to Amendment No. 1 to Petrosonic Energy, Inc. Convertible Debenture.

D. The Company and the Holder wish to extend the payment due date to June 6, 2015.

THEREFORE, the Company and the Holder agree:

1. Amendment to Maturity Date. Section 1(a) of the Debenture which, as amended by Amendment No. 1 to Petrosonic Energy, Inc. Convertible Debenture, currently states:

The unpaid Principal of this Debenture shall be due and payable by the Company on the second anniversary of the date hereof (the “Maturity Date”).

shall be amended to state:

The unpaid Principal of this Debenture shall be due and payable by the Company on the third anniversary of the date hereof (the “Maturity Date”).

2. All Other Terms Remain the Same. In all other respects, the terms and conditions of the Debenture remain without modification.

WHEREFORE, the Company and the Holder have executed this Amendment No. 2 on the date set forth above.

COMPANY
PETROSONIC ENERGY, INC.

By:	/s/ Art Agolli
Art Agolli, Chief Executive Officer

HOLDER

/s/ Art Agolli
Art Agolli